Exhibit 99.1

Contact:	Kim Chase
(414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2016

MILWAUKEE—October 20, 2016 — Sensient Technologies Corporation (NYSE: SXT) reported diluted earnings per share from continuing operations of 79 cents in this year’s third quarter compared to 61 cents in last year’s third quarter.  Revenue was $349.7 million in this year’s third quarter, an increase of 1.5% compared to $344.5 million in the comparable period last year.  Operating income was $51.2 million in the third quarter of 2016 compared to $43.2 million in last year’s third quarter.  Foreign currency translation impacted third quarter results, reducing reported revenue, operating income and earnings per share by approximately 1%.

For the nine months ended September 30, 2016 and 2015, diluted earnings per share from continuing operations were $2.04 and $1.89, respectively.  Revenue increased approximately 2% to $1.05 billion in the first nine months of 2016, from $1.04 billion in the first nine months of 2015.  Operating income was $142.3 million in the first nine months of 2016, an increase of approximately 6% from the $134.7 million reported in the comparable period last year.  Foreign currency translation impacted the year to date results, reducing revenue, operating income and earnings per share by approximately 2%.

The reported results include restructuring and other costs, which are described in more detail under “Reconciliation of Non-GAAP Amounts” below.  Restructuring and other costs reduced earnings per share from continuing operations by 4 cents in this year’s third quarter and 38 cents year to date.  In 2015, restructuring and other costs reduced earnings per share by 17 cents in the third quarter and 45 cents in the first nine months of the year.

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Sensient Technologies Corporation	Page 2
Earnings Release – Quarter Ended September 30, 2016
October 20, 2016
The adjusted results, discussed below, eliminate the impact of restructuring and other costs and enhance the overall understanding of the Company’s performance when viewed together with our GAAP results.  Refer to “Reconciliation of Non-GAAP Amounts” below.  Sensient’s third quarter adjusted earnings per share from continuing operations increased 8% to 83 cents, compared to 77 cents in the comparable period last year.  Adjusted operating income was $54.1 million and $54.2 million in the third quarters of 2016 and 2015, respectively.  Foreign currency translation reduced both adjusted operating income and adjusted earnings per share by approximately 1% in the third quarter.

For the nine months ended September 30, 2016 and 2015, adjusted earnings per share from continuing operations were $2.42 and $2.34, respectively.  Adjusted operating income was $162.2 million in the first nine months of this year, compared to $163.3 million in the comparable period last year.  Foreign currency translation reduced adjusted operating income by approximately 2%, and adjusted earnings per share from continuing operations by approximately 3% in the nine months ended September 30, 2016.

Cash provided by operating activities was $49.7 million in the quarter and $150.6 million year to date.  Last year cash provided by operating activities was $16.6 million in the third quarter and $93.5 million in the first nine months.  The improvement is due to higher cash earnings, lower restructuring payments and the Company’s focus on working capital.

“Sensient had another strong performance in the third quarter with solid profit growth at each of our operating segments,” said Paul Manning, Chairman, President and CEO of Sensient Technologies Corporation.  “The Color Group and the Asia Pacific Group are having outstanding years, while the Flavors & Fragrances Group continues to make progress and deliver solid results.”

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Sensient Technologies Corporation	Page 3
Earnings Release – Quarter Ended September 30, 2016
October 20, 2016
BUSINESS REVIEW

The Color Group reported revenue of $125.4 million in the quarter, an increase of 5.9% compared to $118.5 million in last year’s third quarter.  Segment operating income increased 13.4% to $26.3 million in the third quarter compared to $23.2 million in the comparable period last year.  Foreign currency translation reduced both revenue and segment operating income by approximately 1% in the quarter.  The Color Group’s performance was driven by strong results from the Food Color and Cosmetic businesses, with each business reporting solid revenue and profit growth.

For the first nine months of this year, the Color Group reported revenue of $383.1 million, an increase of 5.7% over $362.5 million reported in the comparable period last year.  Segment operating income increased 9.6%, to $82.1 million in the first nine months of this year compared to $75.0 million in the first nine months of 2015.  Foreign currency translation reduced revenue by approximately 3% and segment operating income by approximately 2% in the first nine months of 2016.

The Flavors & Fragrances Group reported third quarter revenue of $200.7 million, a decrease of 3.2% from $207.4 million reported in last year’s third quarter.  Segment operating income was $32.3 million, an increase of approximately 3% compared to $31.4 million in the third quarter of 2015.  Foreign currency translation reduced revenue and segment operating income by approximately 1% in the quarter.  Several of the businesses in the Flavors & Fragrances Group delivered solid results in the quarter, including Natural Ingredients, and the Beverage businesses in both North America and Europe.

The Flavors & Fragrances Group reported revenue of $608.3 million and $618.0 million in the first nine months of 2016 and 2015, respectively.  Segment operating income was $95.1 million in the first nine months of this year compared to $94.4 million in the comparable period last year.  Foreign currency translation reduced both revenue and segment operating income by approximately 2% year to date.

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Sensient Technologies Corporation	Page 4
Earnings Release – Quarter Ended September 30, 2016
October 20, 2016
The Asia Pacific Group reported revenue of $33.4 million in the quarter, an 18% increase compared to $28.4 million in the comparable period last year.  Segment operating income increased 15.4% to $6.6 million in this year’s third quarter from $5.7 million in last year’s quarter.  Revenue for the first nine months of 2016 and 2015 was $95.0 million and $86.9 million, respectively.  Segment operating income was $18.7 million in the first nine months of this year compared to $17.4 million in the comparable period last year.  In the third quarter, foreign currency translation increased revenue by approximately 3% and segment operating income by approximately 2%.  For the year to date period, foreign currency translation reduced revenue by approximately 2% and segment operating income by approximately 3%.

The Corporate & Other segment, which includes the restructuring and other costs, reported operating costs of $14.0 million in the quarter and $53.6 million year to date.  In 2015, the Corporate & Other segment reported operating costs of $17.0 million in the third quarter and $52.0 million in first nine months of the year.

2016 OUTLOOK

Sensient expects earnings per share from continuing operations to be between $2.77 and $2.80, which includes an estimated 43 cents of restructuring and other costs.  The Company expects adjusted earnings per share, which excludes restructuring and other costs, to be between $3.20 and $3.23.  Refer to “Reconciliation of Non-GAAP Amounts” below for a description of restructuring and other costs excluded from the adjusted results and information about the amounts of these costs incurred through the third quarter.  The Company’s previous guidance for earnings per share from continuing operations was $2.66 to $2.71, which included 54 cents of restructuring and other costs.  The Company’s previous guidance for adjusted earnings per share from continuing operations was $3.20 to $3.25.

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Sensient Technologies Corporation	Page 5
Earnings Release – Quarter Ended September 30, 2016
October 20, 2016
CONFERENCE CALL

The Company will host a conference call to discuss its 2016 third quarter financial results at 10:00 a.m. CDT on Friday, October 21, 2016.  To participate in the conference call, please contact InterCall Teleconferencing at (706) 758-1089 and refer to conference identification number 90275041.  A webcast of the conference call will be available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay will be available beginning at 1:00 p.m. CDT on October 21, 2016, through midnight on October 28, by calling (404) 537-3406 and referring to conference identification number 90275041.  A transcript of the call will also be posted on the Company’s web site at www.sensient.com after the call concludes.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company's ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various restructuring, productivity-improvement and cost-reduction efforts; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable law, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these and other risks can be found in our Annual Report on Form 10-K for the year ended December 31, 2015, and subsequent reports filed with the Securities and Exchange Commission.

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Sensient Technologies Corporation	Page 6
Earnings Release – Quarter Ended September 30, 2016
October 20, 2016
ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation	Page 7
(In thousands, except percentages and per share amounts)
Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

Revenue	$349,662	$344,533	1.5%	$1,052,966	$1,036,768	1.6%

Cost of products sold	227,099	231,761	-2.0%	690,126	688,408	0.2%
Selling and administrative expenses	71,412	69,552	2.7%	220,505	213,627	3.2%

Operating income	51,151	43,220	18.4%	142,335	134,733	5.6%
Interest expense	4,584	4,295		14,021	12,316

Earnings before income taxes	46,567	38,925		128,314	122,417
Income taxes	10,948	11,287		36,751	34,502

Earnings from continuing operations	35,619	27,638		91,563	87,915
(Loss) gain from discontinued operations, net of tax	-	(47)		3,343	(348)
Net earnings	$35,619	$27,591	29.1%	$94,906	$87,567	8.4%

Earnings per share of common stock:
Basic:
Continuing operations	$0.80	$0.61		$2.05	$1.90
Discontinued operations	-	-		0.07	(0.01)
Earnings per share of common stock	$0.80	$0.61		$2.13	$1.89

Diluted:
Continuing operations	$0.79	$0.61		$2.04	$1.89
Discontinued operations	-	-		0.07	(0.01)
Earnings per share of common stock	$0.79	$0.60		$2.11	$1.88

Average common shares outstanding:
Basic	44,532	45,392		44,604	46,239
Diluted	44,816	45,675		44,873	46,543

Reconciliation of Non-GAAP Amounts

The Company's results from continuing operations for the three and nine months ended September 30, 2016, include pre-tax restructuring and other costs of $3.0 million ($1.6 million after-tax or $0.04 per share) and $19.9 million ($16.9 million after-tax or $0.38 per share), respectively. The restructuring costs relate to eliminating underperforming operations, consolidating manufacturing facilities and improving efficiencies within the Company.  The other costs in 2016 are for a long-lived asset impairment charge on a production facility for which management is currently evaluating strategic alternatives and associated outside professional fees, and the other costs in 2015 are acquisition related costs. The Company's results from continuing operations for the three and nine months ended September 30, 2015, include pre-tax restructuring and other costs of $11.0 million ($7.6 million after-tax or $0.17 per share) and $28.6 million ($20.8 million after-tax or $0.45 per share), respectively.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change
Operating income from continuing operations (GAAP)	$51,151	$43,220	18.4%	$142,335	$134,733	5.6%
Restructuring - Cost of products sold	-	2,814		810	3,095
Restructuring - Selling and administrative	2,781	8,138		8,588	24,594
Other - Selling and administrative	191	18		10,483	873
Adjusted operating income	$54,123	$54,190	-0.1%	$162,216	$163,295	-0.7%

Net earnings from continuing operations (GAAP)	$35,619	$27,638	28.9%	$91,563	$87,915	4.1%
Restructuring and other, before tax	2,972	10,970		19,881	28,562
Tax impact of restructuring and other	(1,399)	(3,396)		(2,999)	(7,759)
Adjusted net earnings	$37,192	$35,212	5.6%	$108,445	$108,718	-0.3%

Diluted EPS from continuing operations (GAAP)	$0.79	$0.61	29.5%	$2.04	$1.89	7.9%
Restructuring and other, net of tax	0.04	0.17		0.38	0.45
Adjusted diluted EPS	$0.83	$0.77	7.8%	$2.42	$2.34	3.4%

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Note: Earnings per share calculations may not foot due to rounding differences.

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Sensient Technologies Corporation	Page 8
(In thousands, except per share amounts)
Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,
Revenue	2016	2015	% Change	2016	2015	% Change

Flavors & Fragrances	$200,663	$207,373	-3.2%	$608,329	$617,983	-1.6%
Color	125,445	118,468	5.9%	383,075	362,516	5.7%
Asia Pacific	33,444	28,373	17.9%	94,974	86,925	9.3%
Intersegment elimination	(9,890)	(9,681)		(33,412)	(30,656)

Consolidated	$349,662	$344,533	1.5%	$1,052,966	$1,036,768	1.6%

Operating Income

Flavors & Fragrances	$32,280	$31,369	2.9%	$95,097	$94,354	0.8%
Color	26,295	23,181	13.4%	82,143	74,972	9.6%
Asia Pacific	6,584	5,703	15.4%	18,701	17,448	7.2%
Corporate & Other	(14,008)	(17,033)		(53,606)	(52,041)

Consolidated	$51,151	$43,220	18.4%	$142,335	$134,733	5.6%

The Company’s reportable segments consist of the Flavors & Fragrances, Color, and Asia Pacific segments. Beginning in the first quarter of 2016, the results of operations for the Company’s color business in China, South Korea and Japan, previously reported in the Asia Pacific segment, are now reported in the Color segment. The results for 2015 have been restated to reflect these changes. The 2016 and 2015 restructuring and other costs related to continuing operations are reported in the Corporate & Other segment.

Consolidated Condensed Balance Sheets September 30	2016	2015

Cash and cash equivalents	$23,505	$24,180
Trade accounts receivable, net	244,157	246,166
Inventories	406,957	442,352
Other current assets	86,588	45,186
Total Current Assets	761,207	757,884

Goodwill & intangible assets (net)	406,244	418,019
Property, plant, and equipment (net)	478,429	475,940
Other assets	89,739	96,266

Total Assets	$1,735,619	$1,748,109

Trade accounts payable	$99,468	$110,077
Short term debt	21,417	24,945
Other current liabilities	103,562	95,879
Total Current Liabilities	224,447	230,901

Long-term debt	596,840	604,259
Accrued employee and retiree benefits	20,919	24,684
Other liabilities	15,017	16,135
Shareholders' Equity	878,396	872,130

Total Liabilities and Shareholders' Equity	$1,735,619	$1,748,109

Beginning in the first quarter of 2016, the Company adopted Accounting Standards Update (ASU) No. 2015-07, Balance Sheet Classification of Deferred Taxes, and ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs.  The Company restated its 2015 Consolidated Condensed Balance Sheet to reflect these new accounting standards.

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Sensient Technologies Corporation	Page 9
(In thousands, except per share amounts)
Consolidated Statements of Cash Flows Three Months Ended September 30,	2016	2015

Cash flows from operating activities:
Net earnings	$35,619	$27,591
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	11,875	12,116
Stock-based compensation	1,940	(697)
(Gain) loss on assets	(214)	2,557
Deferred income taxes	2,223	1,434
Changes in operating assets and liabilities	(1,694)	(26,404)

Net cash provided by operating activities	49,749	16,597

Cash flows from investing activities:
Acquisition of property, plant and equipment	(23,710)	(18,538)
Proceeds from sale of assets	2,687	199
Other investing activity	(34)	(67)

Net cash used in investing activities	(21,057)	(18,406)

Cash flows from financing activities:
Proceeds from additional borrowings	55,886	68,617
Debt payments	(62,630)	(11,753)
Purchase of treasury stock	(6,673)	(37,896)
Dividends paid	(12,091)	(12,301)
Proceeds from options exercised and other	119	-

Net cash (used in) provided by financing activities	(25,389)	6,667

Effect of exchange rate changes on cash and cash equivalents	9	(2,463)

Net increase in cash and cash equivalents	3,312	2,395
Cash and cash equivalents at beginning of period	20,193	21,785
Cash and cash equivalents at end of period	$23,505	$24,180

Supplemental Information Three Months Ended September 30,	2016	2015

Dividends paid per share	$0.27	$0.27